As filed with the Securities and Exchange Commission on December 8, 2003

Registration No. 333-108479

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1
TO FORM S-1
REGISTRATION STATEMENT
Under The Securities Act of 1933

CRYSTAL DECISIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	7372	77-0537234
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

895 Emerson Street
Palo Alto, CA 94301
(800) 877-2340
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Susan J. Wolfe, Esq.
Vice President, General Counsel and Secretary
895 Emerson Street
Palo Alto, CA 94301
(800) 877-2340
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Larry W. Sonsini, Esq.
John T. Sheridan, Esq.
Martin W. Korman, Esq.
Julia Reigel, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

SUPPLEMENTAL NOTE

     This Registration Statement was declared effective by the Securities and Exchange Commission on October 31, 2003. Of the 327,970 shares of common stock, par value $0.001 per share, and the 1,439,792 shares of common stock, par value $0.001 per share, issuable upon exercise of stock options, of the Company registered on this Registration Statement and subject to the rescission offer, the Company repurchased:

•	no shares of its common stock from persons who are or were residents of California, Maryland and New York and who are its current employees, former employees, current consultants, former consultants and current and former directors, who purchased those shares upon exercise of options the Company granted to them pursuant to its 1999 stock option plan; and

•	no unexercised options to purchase shares of its common stock from persons who are or were residents of California, Maryland and New York and who are its current employees, former employees, current consultants, former consultants and current and former directors, who have not exercised options the Company granted to them pursuant to its 1999 stock option plan.

     The rescission offer has expired with respect to 327,970 shares of common stock and options to purchase 1,439,792 shares of common stock in accordance with its terms. Accordingly, the Registration Statement is hereby amended, as appropriate, to reflect the expiration of such rescission offer.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on December 8, 2003.

By:	/s/ Jonathan J. Judge

Jonathan J. Judge
President and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

	Signature	Title	Date

	/s/ Jonathan J. Judge	President and Chief Executive Officer (Principal Executive Officer)	December 8, 2003
(Jonathan J. Judge)

	/s/ Eric Patel	Chief Financial Officer (Principal Accounting and Financial Officer)	December 8, 2003
(Eric Patel)

Gregory B. Kerfoot*
		Chairman of the Board of Directors	December 8, 2003
(Gregory B. Kerfoot)

Fred D. Anderson*
		Director	December 8, 2003
(Fred D. Anderson)

Robert L. Bailey*
		Director	December 8, 2003
(Robert L. Bailey)

Justin T. Chang*
		Director	December 8, 2003
(Justin T. Chang)

Stephen J. Luczo*
		Director	December 8, 2003
(Stephen J. Luczo)

David J. Roux*
		Director	December 8, 2003
(David J. Roux)

John W. Thompson*
		Director	December 8, 2003
(John W. Thompson)

Donald L. Waite*
		Director	December 8, 2003
(Donald L. Waite)

*By:	/s/ Jonathan J. Judge

	Jonathan J. Judge		December 8, 2003
Attorney-in-Fact

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